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Exhibit 99.1

         ILINC ANNOUNCES FISCAL 2008 FOURTH QUARTER AND YEAR-END RESULTS


FISCAL YEAR 2008 HIGHLIGHTS AND RECENT EVENTS

o Sold majority of audio conferencing assets in May 2008, and received $4.1 million in cash

o Gain on sale of audio assets to be recognized in the June quarter (Q1
  FY 2009)

o Shifted focus to Software-as-a-Service model adding growing backlog and monthly recurring revenue

o Added subscription bookings in Q4 of $379,000 from direct sales that provide $22,000 in new monthly recurring revenue

o Increased subscription revenue by 37% to record $2.8 million

o Earned revenues of $8.8 million, an increase of 1% over prior fiscal year(1)

o Recorded net loss of $2.2 million from continued and discontinued operations(1)

PHOENIX, Arizona (May 29, 2008) - iLinc Communications, Inc. (AMEX:ILC), a leading developer of Web conferencing software and services, today announced results for Fiscal 2008 fourth quarter and year ended March 31, 2008 (Fiscal
2008).

Significant Change to Financial Statement Presentation: iLinc announced on May 12th that it had sold its audio conferencing assets for $4.1 million in cash. Pursuant to the criteria established by Statement of Financial Accounting Standard (SFAS) No. 144, ACCOUNTING FOR THE IMPAIRMENT OF DISPOSAL OF LONG-LIVED ASSETS, iLinc has determined that its audio conferencing business should be characterized as an "asset held-for-sale" as of March 31, 2008 and the results of the operations of the audio conferencing business are presented as discontinued operations. Accordingly, the Company reclassified all audio conferencing assets and liabilities associated with the Company's audio conferencing business as assets-held-for-sale on the Balance Sheet as of March 31, 2008, and have reclassified all audio conferencing income and expense associated with our audio conferencing business as discontinued operations on our Statement of Operations for the twelve months ended March 31, 2008. As a result, for the twelve months ending March 31, 2008, $5.5 million of audio conferencing revenue was removed from total revenue and $4.0 million of expense was removed from the Cost of Revenue and other expense categories. These amounts were then netted resulting in the recording of $1.5 million in Income from Discontinued Operations. This reclassification of income and expense has the effect of increasing the Loss from Continuing Operations.

PLEASE NOTE THAT THE TREATMENT OF THE ASSETS-HELD-FOR SALE AS OF MARCH 31, 2008 DOES NOT TAKE INTO ACCOUNT THE CLOSING OF THE TRANSACTION THAT OCCURRED SUBSEQUENTLY IN MAY 2008. THEREFORE, RECOGNITION OF THE $4.1 MILLION OF CASH RECEIVED AND THE GAIN ON SALE WILL OCCUR IN THE JUNE (Q1 FY2009) FINANCIAL STATEMENTS.

James M. Powers, Jr., President and Chief Executive Officer of iLinc Communications, said, "The divestiture of the audio assets for $4.1 million makes iLinc a pure-play software company focused on the more industry prevalent Software-as-a-Service ("SaaS") model. We had indicated that the shift away from our historical software purchase model toward the SaaS model would result in a short-term decrease in quarterly revenue. We also indicated that the shift would provide a more predictable and sustainable revenue growth model. We clearly have incurred the costs of that shift in license model during Fiscal 2008, and now expect to reap the benefits of the SaaS model in Fiscal 2009, which began April 1, 2008," continued Dr. Powers.

"We have already seen increasing transaction counts, shortening sales cycles and a renewed enthusiasm for our products and services. The release of iLinc 10 in June marks not only the continued improvement of our award-winning software, but product capabilities that should impact both direct and indirect distribution to provide compounding recurring monthly revenue well into the future. As an early indicator of that forward-looking trend, please notice that subscription revenues were up over 37% in Fiscal 2008 compared to Fiscal 2007," concluded Dr. Powers.

Taking into account reclassification of iLinc's audio conferencing business as a discontinued operation, for the twelve months ended March 31, 2008, total revenues from continuing operations were $8.8 million, which were flat when compared to total revenue of $8.8 million for the same twelve-month period last fiscal year. The Company also reported adjusted EBITDA(2) of $143,000 during


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Fiscal 2008, as compared to adjusted EBITDA(2) of $2.8 million for the same twelve-month period last fiscal year. The Company reported a net loss of $2.2 million or ($0.07) per basic and diluted share for the twelve months ended March 31, 2008, as compared with net income from continuing and discontinued operations of $56,000, or break-even per basic and diluted share, for the same twelve-month period last fiscal year.

Taking into account reclassification of iLinc's audio conferencing business as a discontinued operation, revenues from continuing operations for the three months ended March 31, 2008, were $1.6 million, when compared with revenues of $2.0 million for the same three-month period last fiscal year. For the three months ended March 31, 2008, iLinc recorded a net loss from continuing and discontinued operations of $1.4 million or ($0.04) per basic and diluted share, compared to net loss from continuing and discontinued operations of $199,000 or ($0.01) per basic and diluted share for the same three-month period last fiscal year.

James L. Dunn, Jr., Senior Vice President and Chief Financial Officer of iLinc Communications, said, "We knew that the transition from the immediate recognition of revenue provided by the software sales model and toward the deferred recognition of revenue provided by the SaaS model would yield some negative short-term results. As a part of those changes, we have also taken some aggressive steps to reduce overhead so that we preserve working capital," continued Mr. Dunn. "We plan to judiciously deploy that capital toward strategic objectives while funding operations from internal working capital," continued Mr. Dunn.

"With growing backlog and building monthly recurring revenue, we expect to leverage our high margin software to again take advantage of our flattened cost structure. To that end, we expect to see substantial growth in gross margin and ultimately operating margin as monthly recurring revenue continues to rise, with a return to profitability as soon as practicable in this fiscal year. We remain well-positioned in the marketplace from an operational and financial standpoint to achieve the goals we established for this fiscal year," concluded Mr. Dunn.

A Webcast of iLinc Communications' Fiscal 2008 fourth quarter and year-end conference call will be hosted live at 11:00 a.m. Eastern time on May 29, 2008. Interested parties may participate in the iLinc online meeting and/or listen to the audio portion via the telephone. To join the live online session and see the presentation, please go to HTTP://IR.ILINC.COM/PUBLIC/JOIN and follow the login instructions. To hear the audio portion of the meeting, call 1-800-282-9233 and provide the operator with the confirmation number of 40075693 when requested. A replay of the event will be available after the call and accessible online through the Company's Web site at WWW.ILINC.COM.

CONTACT: JAMES M. POWERS, JR.
         PRESIDENT AND CHIEF EXECUTIVE OFFICER
         (602) 952-1200

         JAMES L. DUNN, JR.
         SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
         (602) 952-1200

(1) ADJUSTMENT FOR AUDIO ASSETS Pursuant to the criteria established by Financial Accounting Statement No. 144, iLinc has determined that its audio conferencing business should be characterized as an "asset held-for-sale" as of March 31, 2008. Accordingly, we have reclassified all assets and all liabilities associated with our audio conferencing business on the Balance Sheet as of March 31, 2008, and have reclassified all income and expense associated with our audio conferencing business as a discontinued operation on our Statement of Operations for the for the twelve months ended March 31, 2008.

(2) EXPLANATION OF ADJUSTED EBITDA, NON-GAAP FINANCIAL MEASURE
We report adjusted EBITDA, a financial measure that is not defined by Generally Accepted Accounting Principles. We believe that adjusted EBITDA is a useful performance metric for our investors and is a measure of operating performance that is commonly reported and widely used by financial and industry analysts, investors and other interested parties because it eliminates significant non-cash and/or one-time charges to earnings. It is important to note that non-GAAP measures should be considered in addition to, not as a substitute for or superior to, net income (loss), cash flows, or other measures of financial performance prepared in accordance with GAAP. The net income for the twelve months ended March 31, 2007 was partially offset by the non-recurring loss of $162,000 on extinguishment of debt resulting from the extension of the Company's senior debt. This was a one-time charge to accelerate the interest expense accounted for as debt discount and deferred offering costs under the original terms of the senior debt and accounted for as an "extinguishment of debt for

                                       2

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accounting purposes" under the Guidance of EITF 96-19. Excluding this one-time charge, net income for the twelve months ended March 31, 2007 was $218,000. A reconciliation of net loss to adjusted EBITDA is as follows for the three and twelve months ended March 31, 2008 and 2007.

                                        THREE MONTHS ENDED            YEAR ENDED
                                            MARCH 31,                   MARCH 31,
                                       --------------------      ---------------------
                                        2008         2007         2008          2007
                                       -------      -------      -------      -------
                                          (IN THOUSANDS)             (IN THOUSANDS)
Net income (loss) ................     $(1,445)     $  (199)     $(2,185)     $    56
Loss on extinguishment of debt ...          --            2           --          162
                                       -------      -------      -------      -------
       Pro forma net income (loss)      (1,445)        (197)      (2,185)         218

Non-cash charges and credits:
Interest expense .................         334          332        1,371        1,524
Financing and late fees ..........           8            1           27           33
Warrant expense ..................          --           --           21           15
Gain on debt settlement ..........          --           --           --           (8)
Gain on sale of assets ...........         (11)          (4)         (31)          (7)
Income tax .......................          21           85           85           85
Interest income ..................          (5)          (7)         (21)         (32)
Stock compensation expense .......          48           34          185          140
Depreciation .....................          80           35          289          315
Amortization .....................         102          117          402          468
                                       -------      -------      -------      -------
       Adjusted EBITDA ...........     $  (868)     $   396      $   143      $ 2,751
                                       =======      =======      =======      =======
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ABOUT ILINC COMMUNICATIONS, INC.
iLinc Communications, Inc. is a leading developer of Web conferencing software and solutions for highly secure and cost-effective online meetings, presentations, Webinars and virtual classroom training sessions. The Company's technology allows people in diverse locations to communicate and collaborate online while avoiding the expense, environmental damage, and productivity losses associated with travel. iLinc provides an award-winning, enterprise-wide suite of Web, audio and video conferencing solutions that can be scaled up or down to meet the needs of any size organization. Offering the industry's most flexible pricing models, iLinc gives organizations the power to choose an on-premise installed, on-demand hosted, or hybrid solution--whichever model delivers the highest ROI for the customer. iLinc is headquartered in Phoenix, Arizona. More information about the Phoenix-based Company may be found on the Web at
WWW.ILINC.COM.

THIS PRESS RELEASE CONTAINS INFORMATION THAT CONSTITUTES FORWARD-LOOKING
STATEMENTS MADE PURSUANT TO THE SAFE HARBOR PROVISIONS OF THE PRIVATE SECURITIES
LITIGATION REFORM ACT OF 1995. ANY SUCH FORWARD-LOOKING STATEMENTS INVOLVE RISK
AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM ANY
FUTURE RESULTS DESCRIBED WITHIN THE FORWARD-LOOKING STATEMENTS. FACTORS THAT
COULD CONTRIBUTE TO SUCH DIFFERENCES ARE DISCLOSED IN THE COMPANY'S ANNUAL
REPORT ON FORM 10-K, QUARTERLY REPORTS ON FORM 10-Q, AND OTHER REPORTS FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION. THE FORWARD-LOOKING INFORMATION
PROVIDED HEREIN REPRESENTS THE COMPANY'S ESTIMATES AND EXPECTATIONS AS OF THE
DATE OF THE PRESS RELEASE, AND SUBSEQUENT EVENTS AND DEVELOPMENTS MAY CAUSE THE
COMPANY'S ESTIMATES AND EXPECTATIONS TO CHANGE. THE COMPANY SPECIFICALLY
DISCLAIMS ANY OBLIGATION TO UPDATE THE FORWARD-LOOKING INFORMATION IN THE
FUTURE. THEREFORE, THIS FORWARD-LOOKING INFORMATION SHOULD NOT BE RELIED UPON AS
REPRESENTING THE COMPANY'S ESTIMATES AND EXPECTATIONS OF ITS FUTURE FINANCIAL
PERFORMANCE AS OF ANY DATE SUBSEQUENT TO THE DATE OF THIS PRESS RELEASE.

iLinc, iLinc Communications, iLinc Suite, MeetingLinc, LearnLinc,
ConferenceLinc, SupportLinc, EventPlus, iReduce, iLinc Enterprise, iLinc
Essentials and their respective logos are trademarks or registered trademarks of iLinc Communications, Inc.

                                       3


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                                          ILINC COMMUNICATIONS, INC., AND SUBSIDIARIES
                                        CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                             (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                            THREE MONTHS ENDED               YEAR ENDED
                                                                                  MARCH 31,                  MARCH 31,
                                                                            ----------------------     -----------------------
                                                                              2008          2007          2008          2007
                                                                            --------      --------      --------      --------
                                                                                 (Unaudited)                 (Unaudited)
Revenues
   Software licenses ..................................................     $    205      $    922      $  3,235      $  4,177
   Subscription and hosting services ..................................          671           530         2,810         2,044
   Software maintenance and other services ............................          678           505         2,749         2,517
                                                                            --------      --------      --------      --------
       Total revenues .................................................     $  1,554      $  1,957      $  8,794      $  8,738
                                                                            --------      --------      --------      --------

Cost of revenues
   Software licenses ..................................................            1            (1)          126           131
   Subscription and hosting services ..................................           93           100           437           383
   Software maintenance and other services ............................          210            77           803           787
   Amortization of technology .........................................           53          --             158          --
                                                                            --------      --------      --------      --------
       Total cost of revenues .........................................          357           176         1,524         1,301
                                                                            --------      --------      --------      --------

Gross profit ..........................................................        1,197         1,781         7,270         7,437
                                                                            --------      --------      --------      --------

 Operating expenses
   Research and development ...........................................          594           348         2,128         1,117
   Sales and marketing ................................................        1,157         1,070         4,571         3,342
   General and administrative .........................................          828           640         2,744         2,404
                                                                            --------      --------      --------      --------
       Total operating expenses .......................................        2,579         2,058         9,443         6,863
                                                                            --------      --------      --------      --------

(Loss) income from operations .........................................       (1,382)         (277)       (2,173)          574

   Interest expense ...................................................         (310)         (303)       (1,242)         (993)
   Amortization of beneficial debt conversion .........................          (24)          (29)         (116)         (531)
                                                                            --------      --------      --------      --------
       Total interest expense .........................................         (334)         (332)       (1,358)       (1,524)
   Net gain (loss)on settlement of debt and other obligations .........         --            --            --               8
   Loss on extinguishment of debt .....................................         --              (2)         --            (162)
   Interest income (charges) and other ................................           (2)            6           (25)          (14)
                                                                            --------      --------      --------      --------
   Loss from continuing operations before income taxes ................       (1,718)         (605)       (3,556)       (1,118)
    Income taxes ......................................................          (21)          (85)          (85)          (85)
                                                                            --------      --------      --------      --------

   Loss from continuing operations ....................................       (1,739)         (690)       (3,641)       (1,203)
    Income from discontinued operations ...............................          294           491         1,456         1,259
                                                                            --------      --------      --------      --------
 Net (loss) income ....................................................       (1,445)         (199)       (2,185)           56
   Series A and B preferred stock dividends ...........................          (32)          (36)         (134)         (153)
                                                                            --------      --------      --------      --------
 Loss available to common shareholders................................      $ (1,477)     $   (235)     $ (2,319)     $    (97)
                                                                            --------      --------      --------      --------
 Loss per common share, basic and diluted
   From continuing operations .........................................        (0.05)        (0.02)     $  (0.11)     $  (0.04)
   From discontinued operations .......................................         0.01          0.01          0.04          0.04
                                                                            --------      --------      --------      --------
       Loss per common share ..........................................     $  (0.04)     $  (0.01)     $  (0.07)     $   0.00
                                                                            --------      --------      --------      --------

Number of shares used in calculation of loss per share:
    Basic and diluted .................................................       34,369        33,411        33,881        32,110
                                                                            ========      ========      ========      ========
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

                                     ILINC COMMUNICATIONS, INC. AND SUBSIDIARIES
                                             CONSOLIDATED BALANCE SHEETS
                                          (IN THOUSANDS, EXCEPT SHARE DATA

                                                                                        MARCH 31, 2008   MARCH 31, 2007
                                                                                          (Unaudited)      (Unaudited)
ASSETS
Current assets:
  Cash and cash equivalents ..........................................................     $    669      $  1,057
  Certificates of deposit ............................................................          373           504
  Accounts receivable, net of allowance for doubtful accounts of $100 and
    $117, at March 31, 2008 and 2007, respectively ...................................          630         1,479

  Note receivable ....................................................................           --            14
  Prepaid expenses and other current assets ..........................................          272           766
   Assets - Held for Sale ............................................................        2,575         3,111
                                                                                           --------      --------
      Total current assets ...........................................................        4,519         6,931

  Property and equipment, net ........................................................          566           427
  Goodwill ...........................................................................       10,087        10,087
  Intangible assets, net .............................................................          869           879
  Other assets .......................................................................           14            14
                                                                                           --------      --------
      Total assets ...................................................................     $ 16,055      $ 18,338

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt .................................................     $     95      $    143
   Accounts payable trade ............................................................          612           683
   Accrued liabilities ...............................................................          751           853
   Current portion of capital lease liabilities ......................................          120            45
   Deferred revenue ..................................................................        1,507         1,483
    Liabilities - Held for Sale ......................................................          778           752
                                                                                           --------      --------
      Total current liabilities ......................................................        3,863         3,959

  Long-term debt, less current maturities, net of discount and beneficial conversion
      feature of $791 and $993, at March 31, 2008 and 2007, respectively .............        7,535         7,406

  Capital lease liabilities, less current maturities .................................          256           223
  Deferred tax liability .............................................................          384           299
                                                                                           --------      --------
      Total liabilities ..............................................................       12,038        11,887

Commitments and contingencies

Shareholders' equity:
   Preferred stock series A and B, 10,000,000 shares authorized:
   Preferred stock series A, $.001 par value, 105,000 and 115,000 shares issued and outstanding, liquidation preference of $1,050,000 and $1,150,000, at
     March 31, 2008 and 2007, respectively ...........................................           --            --
   Preferred  stock  series B, $.001 par value, 55,000 and 59,500 shares issued and outstanding,  liquidation  preference of $550,000 and $595,000, at March 31, 2008
     and 2007, respectively ..........................................................           --            --
   Common  stock, $.001 par value, 100,000,000 shares authorized, 35,456,228  and ....
     35,017,843 issued, at March 31, 2008 and 2007, respectively .....................           35            35
   Additional paid-in capital ........................................................       46,498        46,614
   Accumulated deficit ...............................................................      (41,108)      (38,790)
   Less: 1,432,412 treasury shares at cost ...........................................       (1,408)       (1,408)
                                                                                           --------      --------
      Total shareholders' equity .....................................................        4,017         6,451

      Total liabilities and shareholders' equity .....................................     $ 16,055      $ 18,338

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